Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended December 31, 2012

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended December 31, 2012
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of December 31, 2012, we owned interests in and asset managed 17 operating properties with 10.3 million rentable square feet and provided leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet.
Our Partnerships and Joint Ventures
Our sponsorship of partnerships and joint ventures provides us with institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $2.9 million and $10.9 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns six office properties.
TPG/CalSTRS Austin, LLC is a joint venture between TPG Austin Partner, LLC and CalSTRS, in which each partner owns 50.0%. TPG Austin Partner, LLC, the managing member, is a joint venture between our operating partnership, TPG, and Madison International Realty ("Madison"), which have ownership interests of 66.7% and 33.3%, respectively. During September 2012, TPG/CalSTRS Austin, LLC acquired the eight properties in Austin, Texas formerly owned by TPG-Austin Portfolio Syndication Partner JV LP, an entity in which TPG had a 6.25% interest. TPG's effective ownership interest in the Austin properties is 33.3%.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available a Net Asset Value (NAV) Workbook to facilitate a calculation of an estimated NAV per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portions of our business. The resulting values and a calculation of NAV per share are then summarized in the NAV Workbook.
Recent Events
Real Estate Sales:
In November 2012, TPG/CalSTRS sold a 14.18 acre parcel of land located adjacent to CityWestPlace in Houston, Texas, for $30.9 million. Proceeds from this transaction totaled $29.0 million, after closing costs, of which TPG's share was $7.3 million.
In December 2012, TPG redeemed a 49% interest in 2121 Market Street and sold the adjacent 2100 JFK Boulevard parking lot for total consideration of $12.4 million. Net proceeds to TPG from this transaction totaled $12.1 million. TPG retained a 1.0% limited partnership interest in 2121 Market Street.
Subsequent Events:
In January 2013, TPG completed the sale of two land parcels totaling 17.5 acres at Four Points Centre in Austin, Texas, for $4.9 million. TPG received net proceeds from this transaction of $1.1 million after a $3.7 million paydown of the Four Points Centre mortgage debt.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain non- GAAP financial measures. We believe the non-GAAP financial measures provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use After Tax Cash Flow (“ATCF”), to report operating results. ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. Although this financial measure is not presented in accordance with GAAP, we believe this measure assists investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP. See pages 7 and 8 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).
Unconsolidated Real Estate Entities Statements of Operations and Unconsolidated Real Estate Entities Balance Sheets
We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Included in this supplemental financial information are combined statements of operations and combined balance sheets for our unconsolidated real estate entities. We believe this information is useful to investors as this provides information regarding the operations and financial position of the unconsolidated investments. We present the results of our unconsolidated investments at 100% and at our proportionate share of ownership. Our management considers the performance of our unconsolidated investments as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. See pages 5 - 6 of this supplemental financial information.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues:
Rental	$7,626	$7,460	$30,969	$29,693
Tenant reimbursements	5,195	5,386	20,941	22,437
Parking and other	741	734	3,012	2,959
Investment advisory, management, leasing and development services	1,914	831	4,583	8,520
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,779	4,172	15,688	17,862
Reimbursement of property personnel costs	1,043	1,421	5,183	5,810
Condominium sales	5,974	1,578	10,240	7,700
Total revenues	26,272	21,582	90,616	94,981
Expenses:
Property operating and maintenance	6,126	6,205	24,324	24,589
Real estate and other taxes	1,909	1,853	7,536	7,469
Investment advisory, management, leasing and development services	3,833	2,842	12,461	12,754
Reimbursable property personnel costs	1,043	1,421	5,183	5,810
Cost of condominium sales	4,878	1,049	8,129	5,091
Interest	4,188	4,309	16,847	17,938
Depreciation and amortization	3,919	3,434	15,701	13,622
General and administrative	4,725	3,632	17,749	15,434
Impairment loss	12,745	8,095	12,745	8,095
Total expenses	43,366	32,840	120,675	110,802
Interest income	22	10	74	35
Equity in net income (loss) of unconsolidated real estate entities	(1,059)	21,889	(3,672)	19,951
Gain (loss) on sale of real estate	—	1,258	—	1,258
Income (loss) before income taxes and noncontrolling interests	(18,131)	11,899	(33,657)	5,423
Benefit (provision) for income taxes	17	428	385	1,429
Net income (loss)	(18,114)	12,327	(33,272)	6,852
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	3,864	(3,263)	7,681	(1,500)
Partners in consolidated real estate entities	863	1,004	195	508
	4,727	(2,259)	7,876	(992)
TPGI's share of net income (loss)	$(13,387)	$10,068	$(25,396)	$5,860
Income (loss) per share-basic and diluted	$(0.29)	$0.27	$(0.61)	$0.16
Weighted average common shares-basic	45,594,590	36,647,394	41,631,796	36,619,558
Weighted average common shares-diluted	45,594,590	36,865,327	41,631,796	36,865,286

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	December 31, 2012	December 31, 2011		December 31, 2012	December 31, 2011
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$270,487	$265,270	Mortgage loans	$281,375	$289,523
Land improvements—development properties, net	57,944	76,876	Accounts payable and other liabilities, net	20,195	18,172
	328,431	342,146	Unrecognized tax benefits	8,027	14,012
			Losses and distributions in excess of investments in unconsolidated real estate entities
Condominium units held for sale	37,891	45,217		10,084	2,538
Investments in unconsolidated real estate entities	106,210	11,372	Prepaid rent	1,784	2,116
Cash and cash equivalents, unrestricted	76,689	79,320	Deferred revenue	10,566	903
Restricted cash	11,611	10,616	Below market rents, net	124	259
Rents and other receivables, net	1,825	1,903	Obligations associated with land held for sale	—	27
Receivables from unconsolidated real estate entities	2,347	2,918	Total liabilities	332,155	327,550
Deferred rents	18,994	17,866
Deferred leasing and loan costs, net	10,716	12,283	Equity:
Above market rents, net	191	399	Stockholders’ equity:
Deferred tax asset, net of valuation allowance	8,027	13,737	Common stock	461	371
Other assets, net	3,223	3,329	Limited voting stock	123	123
Assets associated with land held for sale	4,837	4,417	Additional paid-in capital	258,780	208,473
Total assets	$610,992	$545,523	Retained deficit and dividends, including $- and $20 of other comprehensive income as of December 31, 2012 and 2011, respectively
				(83,635)	(55,472)
			Total stockholders’ equity	175,729	153,495
			Noncontrolling interests:
			Unitholders in the Operating Partnership	44,154	52,983
			Partners in consolidated real estate entities	58,954	11,495
			Total noncontrolling interests	103,108	64,478
			Total equity	278,837	217,973
			Total liabilities and equity	$610,992	$545,523

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and twelve months ended December 31, 2012 and 2011, and TPGI 's share of such amounts.

	Combined Total				TPGI's Share
	Three months ended		Twelve months ended		Three months ended		Twelve months ended
	December 31,		December 31,		December 31,		December 31,
	2012	2011	2012	2011	2012	2011	2012	2011
Revenues:
Rental	$38,747	$36,281	$152,044	$150,453	$9,032	$4,913	$24,498	$20,002
Tenant reimbursements	21,664	20,878	82,546	77,511	4,936	2,620	12,662	9,270
Parking and other	7,543	7,340	30,108	27,545	1,536	982	4,264	3,627
Total revenues	67,954	64,499	264,698	255,509	15,504	8,515	41,424	32,899
Expenses:
Property operating and maintenance	27,653	27,530	107,590	100,470	4,836	3,221	14,122	11,652
Real estate and other taxes	9,257	8,442	35,756	32,397	2,465	1,150	6,161	4,262
Interest	20,229	24,221	96,819	95,769	4,950	2,541	13,092	10,122
Depreciation and amortization	24,427	22,522	88,662	92,211	5,935	2,487	13,213	10,011
Impairment loss	2,400	12,600	2,400	12,600	600	3,150	600	3,150
Total expenses	83,966	95,315	331,227	333,447	18,786	12,549	47,188	39,197
Income (loss) from continuing operations	(16,012)	(30,816)	(66,529)	(77,938)	(3,282)	(4,034)	(5,764)	(6,298)
Gain (loss) on disposition of real estate	14,210	621	(45,866)	621	3,553	155	2,265	155
Discontinued operations:
Net income (loss) from discontinued operations before gains on disposition of real estate and gain on extinguishment on debt and impairment loss	85	(363)	237	663	32	2,122	947	820
Gain (loss) on disposition of real estate	103	98,752	142	98,752	25	25,589	710	25,587
Gain (loss) on early extinguishment of debt	—	—	—	6,661	—	—	—	1,630
Impairment loss	—	(7,773)	(5,020)	(12,759)	—	(1,943)	(314)	(1,943)
Net income (loss)	$(1,614)	$60,421	$(117,036)	$16,000	$328	$21,889	$(2,156)	$19,951
Noncontrolling interests' share of TPG Austin Partner, LLC					(1,387)	—	(1,516)	—
TPGI's share of equity in net income (loss) of unconsolidated real estate entities					$(1,059)	$21,889	$(3,672)	$19,951

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of December 31, 2012 and 2011, and TPGI 's share of such amounts.

	Combined Total		TPGI's Share
	December 31,		December 31,
	2012	2011	2012	2011
ASSETS
Investments in real estate, net	$1,564,068	$1,709,601	$369,192	$161,868
Cash and cash equivalents, unrestricted	28,629	24,262	5,994	3,473
Restricted cash	16,797	22,259	5,172	2,310
Rents and other receivables, net	7,028	2,880	1,540	526
Above market rents, net	1,528	5	509	—
Deferred rents	63,770	79,474	7,679	9,416
Deferred leasing and loan costs, net	135,928	91,838	36,481	9,989
Other assets	4,884	5,490	811	666
Assets associated with discontinued operations	219	205,584	33	31,919
Total assets	$1,822,851	$2,141,393	$427,411	$220,167

LIABILITIES AND EQUITY
Mortgage loans	$1,376,344	$1,574,071	$336,702	$176,021
Accounts and interest payable and other liabilities	69,701	61,951	16,116	4,578
Below market rents, net	32,229	33,333	10,046	2,629
Prepaid rent and deferred revenue	6,399	9,982	1,667	2,378
Liabilities associated with discontinued operations	169	154,737	15	25,727
Total liabilities	1,484,842	1,834,074	364,546	211,333
Equity	338,009	307,319	62,865	8,834
Total liabilities and equity	$1,822,851	$2,141,393	$427,411	$220,167

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended December 31, 2012					For the three months ended December 31, 2011
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interest Share- Continuing Operations			Plus Unconsolidated Investments at TPGI's Share
	Consolidated	Continuing Operations	Discontinued Operations		TPGI's Share	Consolidated	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$(13,387)	$—	$—	$—	$(13,387)	$10,068	$—	$—	$10,068
Income tax (benefit) provision	(17)	—	—	—	(17)	(428)	—	—	(428)
Noncontrolling interests - unitholders in the Operating Partnership	(3,864)	—	—	—	(3,864)	3,263	—	—	3,263
Depreciation and amortization	3,919	8,065	—	(2,130)	9,854	3,434	2,487	548	6,469
Amortization of loan costs	142	(69)	—	33	106	170	76	40	286
Non-cash compensation expense	169	—	—	—	169	238	—	—	238
Straight-line rent adjustments	66	(590)	—	192	(332)	20	27	(51)	(4)
Adjustments to reflect the fair market value of rent	41	(943)	—	293	(609)	7	(221)	(29)	(243)
Impairment loss	12,745	600	—	—	13,345	8,095	3,150	1,943	13,188
Gain from extinguishment of debt	—	—	—	—	—	—	—	(1,297)	(1,297)
Gain on foreclosure of real estate	—	—	—	—	—	—	—	(7,506)	(7,506)
ATCF before income taxes	$(186)	$7,063	$—	$(1,612)	$5,265	$24,867	$5,519	$(6,352)	$24,034

TPGI's share of ATCF before income taxes (1)	$(146)	$5,557	$—	$(1,268)	$4,143	$18,568	$4,121	$(4,743)	$17,946
TPGI's income tax refund (expense) - current	(20)	—	—	—	(20)	(64)	—	—	(64)
TPGI's share of ATCF	$(166)	$5,557	$—	$(1,268)	$4,123	$18,504	$4,121	$(4,743)	$17,882

ATCF per share - basic					$0.09				$0.49
ATCF per share - diluted					$0.09				$0.49
Dividends paid per share					$0.02				$0.015
Weighted average common shares outstanding - basic					45,594,590				36,647,394
Weighted average common shares outstanding - diluted					45,983,130				36,865,327

(1) Based on an interest in our operating partnership of 78.68% and 74.67% for the three months ended December 31, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the twelve months ended December 31, 2012					For the twelve months ended December 31, 2011
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interest Share- Continuing Operations			Plus Unconsolidated Investments at TPGI's Share
	Consolidated	Continuing Operations	Discontinued Operations		TPGI's Share	Consolidated	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$(25,396)	$—	$—	$—	$(25,396)	$5,860	$—	$—	$5,860
Income tax (benefit) provision	(385)	—	—	—	(385)	(1,429)	—	—	(1,429)
Noncontrolling interests - unitholders in the Operating Partnership	(7,681)	—	—	—	(7,681)	1,500	—	—	1,500
Depreciation and amortization	15,701	15,568	490	(2,355)	29,404	13,622	10,011	2,655	26,288
Amortization of loan costs	582	118	42	33	775	750	292	135	1,177
Non-cash compensation expense	1,404	—	—	—	1,404	898	—	—	898
Straight-line rent adjustments	(230)	(707)	(20)	226	(731)	(150)	(145)	(352)	(647)
Adjustments to reflect the fair market value of rent	72	(1,532)	(31)	293	(1,198)	23	(1,017)	(28)	(1,022)
Impairment loss	12,745	600	—	—	13,345	8,095	3,150	1,943	13,188
Gain from extinguishment of debt	—	—	—	—	—	—	—	(1,630)	(1,630)
Gain on foreclosure of real estate	—	—	—	—	—	—	—	(7,506)	(7,506)
ATCF before income taxes	$(3,188)	$14,047	$481	$(1,803)	$9,537	$29,169	$12,291	$(4,783)	$36,677

TPGI's share of ATCF before income taxes (1)	$(2,456)	$10,820	$371	$(1,389)	$7,346	$21,792	$9,183	$(3,574)	$27,401
TPGI's income tax refund (expense) - current	88	—	—	—	88	(221)	—	—	(221)
TPGI's share of ATCF	$(2,368)	$10,820	$371	$(1,389)	$7,434	$21,571	$9,183	$(3,574)	$27,180

ATCF per share - basic					$0.18				$0.74
ATCF per share - diluted					$0.18				$0.74
Dividends paid per share					$0.065				$0.015
Weighted average common shares outstanding - basic					41,631,796				36,619,558
Weighted average common shares outstanding - diluted					42,004,936				36,865,286

(1) Based on an interest in our operating partnership of 77.03% and 74.71% for the twelve months ended December 31, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended December 31, 2012	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$441	$175	$205	$67	$888
Unconsolidated real estate entities	1,974	228	1,673	1,309	5,184
Unaffiliated real estate entities	556	38	1,218	102	1,914
Total investment advisory, management, leasing and development services revenue	$2,971	$441	$3,096	$1,478	7,986
Investment advisory, management, leasing and development services expenses					(3,833)
Net investment advisory, management, leasing and development services income					$4,153

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,986
Elimination of intercompany fee revenues					(2,293)
Investment advisory, management, leasing and development services revenue, as reported					$5,693

Three months ended December 31, 2011
Source of revenues:
Consolidated real estate entities	$491	$66	$177	$69	$803
Unconsolidated real estate entities	2,332	767	315	1,383	4,797
Unaffiliated real estate entities	483	152	106	89	830
Total investment advisory, management, leasing and development services revenue	$3,306	$985	$598	$1,541	6,430
Investment advisory, management, leasing and development services expenses					(2,842)
Net investment advisory, management, leasing and development services income					$3,588

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,430
Elimination of intercompany fee revenues					(1,427)
Investment advisory, management, leasing and development services revenue, as reported					$5,003

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Twelve months ended December 31, 2012	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$1,755	$476	$640	$268	$3,139
Unconsolidated real estate entities	8,282	792	5,008	4,864	18,946
Unaffiliated real estate entities	2,012	293	1,926	352	4,583
Total investment advisory, management, leasing and development services revenue	$12,049	$1,561	$7,574	$5,484	26,668
Investment advisory, management, leasing and development services expenses					(12,461)
Net investment advisory, management, leasing and development services income					$14,207

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$26,668
Elimination of intercompany fee revenues					(6,397)
Investment advisory, management, leasing and development services revenue, as reported					$20,271

Twelve months ended December 31, 2011
Source of revenues:
Consolidated real estate entities	$1,740	$190	$679	$271	$2,880
Unconsolidated real estate entities	9,461	1,522	4,242	5,647	20,872
Unaffiliated real estate entities	1,778	1,126	942	4,502	8,348
Total investment advisory, management, leasing and development services revenue	$12,979	$2,838	$5,863	$10,420	32,100
Investment advisory, management, leasing and development services expenses					(12,754)
Net investment advisory, management, leasing and development services income					$19,346

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$32,100
Elimination of intercompany fee revenues					(5,718)
Investment advisory, management, leasing and development services revenue, as reported					$26,382

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of December 31, 2012			TPGI's Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI's Percentage Interest	Rentable Square Feet	Twelve Months Ended December 31, 2012 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Encumbrances at December 31, 2012
Consolidated Operating Properties
One Commerce Square (7)	Philadelphia, PA	942,866	94.1%	75.0%	707,150	$13,885	$15,385	$15,533	$(2,830)	$(478)	$—	$139,100
Two Commerce Square (7)	Philadelphia, PA	953,276	81.4	75.0	714,957	12,201	11,144	13,348	(1,746)	(7,130)	—	115,124
Four Points Centre	Austin, TX	193,862	89.6	100.0	193,862	30	2,772	2,927	(2,665)	(505)	—	26,453	(8)
Subtotal Consolidated Operating Properties		2,090,004	87.9		1,615,969	26,116	29,301	31,808	(7,241)	(8,113)	—	280,677

Joint Venture Operating Properties
TPG/CalSTRS, Joint Venture:
City National Plaza	Los Angeles, CA	2,496,084	87.5	7.9	198,127	3,281	3,909	4,252	(996)	(1,043)	(9)	27,821
San Felipe Plaza	Houston, TX	980,472	87.3	25.0	245,118	3,040	3,352	3,738	(2,105)	(754)	(610)	27,500
CityWestPlace	Houston, TX	1,473,020	99.0	25.0	368,255	5,570	6,713	6,441	(467)	—	1,169	53,474
Fair Oaks Plaza	Fairfax, VA	179,688	84.9	25.0	44,922	672	682	787	(1)	(205)	(72)	11,075
Subtotal TPG/CalSTRS Joint Venture		5,129,264	90.7		856,422	12,563	14,656	15,218	(3,569)	(2,002)	478	119,870

TPG/CalSTRS Austin, Joint Venture:
Frost Bank Tower	Austin, TX	535,078	94.8	33.3	178,358	4,480	4,997	5,008	(30)	(24)	(976)	50,000
300 West 6th Street	Austin, TX	454,225	83.5	33.3	151,407	2,829	3,688	4,159	(315)	(1,047)	(1,300)	42,333
San Jacinto Center	Austin, TX	410,248	81.7	33.3	136,748	2,210	2,779	3,233	(76)	(1,089)	(1,002)	33,666
One Congress Plaza	Austin, TX	518,385	86.9	33.3	172,793	2,934	3,182	3,518	(142)	(839)	(1,559)	42,666
One American Center	Austin, TX	503,951	75.3	33.3	167,982	1,517	2,273	3,034	(104)	(1,985)	(2,205)	40,000
Westech 360 I-IV (9)	Austin, TX	175,529	58.2	33.3	58,509	413	337	639	(22)	(603)	(41)	—
Park Centre (9)	Austin, TX	203,193	80.0	33.3	67,730	445	457	599	(4)	(285)	(219)	—
Great Hills Plaza (9)	Austin, TX	139,252	95.7	33.3	46,417	342	597	592	(17)	—	(124)	—
Subtotal TPG/CalSTRS Austin, Joint Venture		2,939,861	83.3		979,944	15,170	18,310	20,782	(710)	(5,872)	(7,426)	208,665
Total / Average		10,159,129	88.0%		3,452,335	$53,849	$62,267	$67,808	$(11,520)	$(15,987)	$(6,948)	$609,212

Properties Subject to Special Servicer Oversight (10)
Reflections I	Reston, VA	123,546	—%	25.0%	30,887							$5,130
Reflections II	Reston, VA	64,253	—	25.0	16,063							2,137
		187,799			46,950							$7,267
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Footnotes to Portfolio Data on previous page:

(1)
TPGI's share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property with certain exceptions for Commerce Square (see footnote 7 below).

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income (“NOI”) - cash basis represents the sum of (in thousands):

Twelve Months Ended December 31, 2012
Rental, tenant reimbursements, and parking and other revenue	$54,922
Property operating and maintenance expenses and real estate taxes	(31,860)
Consolidated Net Operating Income	23,062

Rental, tenant reimbursements, and parking and other revenue	41,424
Property operating and maintenance expenses and real estate taxes	(20,283)
TPGI's Share of Net Operating Income	21,141

Adjustments:
Straight line and other GAAP rent adjustments	(1,878)
Free rent granted and termination fees earned for the period	3,896
Net operating (income) loss from development and other properties	1,101
Net operating (income) loss from properties subject to special servicer oversight	89
Elimination of intercompany revenues and expenses	(2,132)
Adjustment to revenues and operating expenses for change in ownership interest in Austin (a)	8,570
Adjusted Historical Net Operating Income - Cash Basis	$53,849
(a) Adjusted Historical NOI reflects the Austin portfolio at 33.33%.

(4)
Current annualized net operating income represents the sum of i) TPGI's share of net operating income for the month of January 2013, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of December 31, 2012, calculated as if the leases began on December 31, 2012.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy.  For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of December 31, 2012. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

(7)
Brandywine Realty Trust ("BDN") has a 25% preferred equity position in the partnerships that own Commerce Square. BDN had an obligation to contribute a total of $25.0 million in the form of preferred equity to the partnerships, of which $19.1 million had been contributed as of December 31, 2012, with the balance contributed in January 2013. The preferred equity, which earns a preferred return of 9.25%, is being invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. Although TPGI's percentage interest has been reflected as 75%, the NOI amounts, leasing and capital cost amounts, and encumbrances are reflected at 100% and the preferred equity balances and accrued preferred returns, of $12.2 million and $8.5 million have been included in the encumbrances of One Commerce Square and Two Commerce Square, respectively.

(8)	An additional $4.2 million may be borrowed under this loan.

(9)	These assets are being marketed for sale.

(10)	Borrower did not make the debt service payment due in February, 2013. The loan servicer has not taken any formal action in response.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at December 31, 2012, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI's Share of Consolidated and Unconsolidated Properties' Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	476,708	13.6%	$—	$—
2013	231,983	6.6	18.05	18.49
2014	339,415	9.7	17.12	21.46
2015	483,631	13.8	16.96	23.87
2016	217,899	6.2	18.66	20.92
2017	358,266	10.2	16.68	22.77
2018	225,767	6.5	9.26	20.01
2019	125,000	3.6	18.62	25.23
2020	350,501	10.0	15.23	22.79
2021	267,843	7.7	16.45	22.00
2022	146,862	4.2	14.23	25.64
Thereafter	275,410	7.9	9.20	27.11
Total/Weighted Average	3,499,285	100.0%	$15.56	$22.70

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI's Share
	For the Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Retention (square feet):
Retained tenants	67,564	59,147	63,226	10,401	104,131
Leases expired	108,250	101,973	106,563	24,709	148,700
Retention %	62.4%	58.0%	59.3%	42.1%	70.0%

All Leases Signed (square feet)	208,223	182,528	78,378	39,258	132,270
Weighted Average Lease Term (years):	7.4	7.6	7.8	6.4	8.0
Weighted Average Free Rent Term (months):	2.5	4.7	4.2	3.8	3.2
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$5.85	$6.92	$5.16	$6.69	$7.12
Renewals	$3.42	$1.73	$2.47	$4.08	$3.83
Combined	$4.79	$6.20	$3.32	$6.06	$6.97

Quarterly Leasing Spread:
New leases	78,469	61,488	17,333	23,260	76,757
Renewals	63,082	32,637	56,866	8,504	8,681
Total Leases Subject to Comparison (square feet)	141,551	94,125	74,199	31,764	85,438

New Leases/Expansions:
Expiring Cash Rental Rate	$18.52	$21.38	$17.73	$16.97	$10.54
Initial Cash Rental Rate	$17.48	$20.21	$21.61	$18.60	$15.42
Increase (decrease) %	(5.6)%	(5.5)%	21.9%	9.6%	46.3%

Expiring GAAP Rental Rate	$17.05	$19.82	$16.66	$16.11	$9.89
New GAAP Rental Rate	$18.55	$21.84	$22.36	$21.28	$12.75
Increase (decrease) %	8.8%	10.2%	34.2%	32.1%	28.9%

Renewals of Existing Leased Space:
Expiring Cash Rental Rate	$15.64	$16.63	$14.91	$15.71	$25.46
Initial Cash Rental Rate	$18.52	$21.60	$15.36	$20.71	$27.18
Increase (decrease) %	18.4%	29.9%	3.0%	31.8%	6.8%

Expiring GAAP Rental Rate	$16.40	$15.75	$13.88	$14.15	$19.10
New GAAP Rental Rate	$23.46	$22.45	$16.61	$24.23	$16.96
Increase (decrease) %	43.0%	42.5%	19.7%	71.2%	(11.2)%

Combined:
Expiring Cash Rental Rate	$17.22	$19.71	$15.56	$16.64	$12.06
Initial Cash Rental Rate	$17.94	$20.69	$16.82	$19.17	$16.61
Increase (decrease) %	4.2%	5.0%	8.1%	15.2%	37.7%

Expiring GAAP Rental Rate	$16.75	$18.39	$14.52	$15.59	$10.82
New GAAP Rental Rate	$20.74	$22.05	$17.95	$22.07	$13.18
Increase (decrease) %	23.8%	19.9%	23.6%	41.6%	21.8%
(1) Includes tenant improvements and leasing commissions.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Entitlements		TPGI's Share as of December 31, 2012
	Location	TPGI's Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Status	Costs Incurred to Date (1)	Average Cost Per Square Foot		Loan Balance
Pre-Development
Campus El Segundo (2)	El Segundo, CA	100%	23.9	Office/ Retail/ R&D/ Hotel	1,700,000	Entitled	$45,119	$26.54		$14,500
Four Points Centre (3)	Austin, TX	100	232.5	Office/ Retail/ R&D/ Hotel	1,165,000	Entitled	12,825	11.01		—
CityWestPlace land	Houston, TX	25	9.9	Office/ Retail/ Residential	500,000	Entitled	1,520	12.16	(4)	—
					3,365,000		$59,464	$19.03		$14,500

Condominium Units Held for Sale				As of December 31, 2012
	Location	TPGI's Percentage Interest (5)	Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (6)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold (7)	Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	251	281,316	$522	51	70,009	$498 to $1,254	$37,891	$6,941

(1)	Inclusive of any capitalized interest and net of any impairment charges.

(2)
The 23.9 acres at Campus El Segundo are under contract to be sold including a marketing center building and athletic facility naming rights. The buyer is performing due diligence, and has the right to cancel the contract. The amount reflected above under "costs incurred to date" excludes costs associated with the marketing center and naming rights.

(3)	In January 2013, TPG completed the sale of two land parcels totaling 17.5 acres at Four Points Centre, for $4.9 million. Additional parcels are being targeted for sale.

(4)	Average cost per square foot on City West Place land is based on total costs incurred to date of $6.1 million, including TPGI's share of $1.5 million.

(5)
We consolidate our Murano residential condominium project which we control. Our unaffiliated partner's interest is reflected in our consolidated balance sheets under the "Noncontrolling Interests" caption. Our partner has a stated ownership interest of 27%. After full repayment of the Murano mortgage loan, which has a balance of $6.9 million at December 31, 2012, net proceeds from the project will be distributed, to the extent available, based on an order of preferences described in the partnership agreement. The Company anticipates that we will receive distributions, if any, in excess of our stated 73% ownership interest according to these distribution preferences.

(6)
Of the 51 units remaining to sell as of December 31, 2012, 47 units are on high-rise floors with superior views. Subsequent to December 31, 2012, we entered into contracts for sale for four additional units. These contracts are subject to a buyer rescission period.

(7)	The average list price per square foot is $677.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

We provide leasing, asset and/or property management services on behalf of third parties for the following properties:

Managed Properties	Location	Rentable Square Feet	Percent Leased	Managed by TPG since
800 South Hope Street	Los Angeles, CA	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	686,503	84.4	2002
816 Congress	Austin, TX	433,024	75.6	2011
Austin Centre	Austin, TX	326,335	75.7	2011
Total/Weighted Average		2,638,977	88.8%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of December 31, 2012
Mortgages Loans	Interest Rate	Principal Amount	TPGI's Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2013 Maturity Date at End of Extension Options
Two Commerce Square (1)	6.3%	$106,612	$79,959	5/9/2013	5/9/2013
Murano mortgage loan (2)	4.0%	6,941	6,941	12/15/2013	12/15/2013
Subtotal - 2013 maturities		113,553	86,900
2014 Maturity Date at End of Extension Options
Campus El Segundo (3)	4.0%	14,500	14,500	10/31/2013	10/31/2014
Subtotal - 2014 maturities		14,500	14,500
2015 Maturity Date at End of Extension Options
Reflections I	5.2%	20,521	5,130	4/1/2015	4/1/2015
Reflections II	5.2%	8,548	2,137	4/1/2015	4/1/2015
Four Points Centre (4)	3.8%	26,453	26,453	7/31/2014	7/31/2015
Subtotal - 2015 maturities		55,522	33,720
2016 and Thereafter- Maturity Date at End of Extension Options
City National Plaza - note payable to former partner	5.8%	500	40	1/4/2016	1/4/2016
One Commerce Square	5.7%	126,869	95,152	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2%	119,122	29,781	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5%	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1%	150,000	50,000	6/11/2017	6/11/2017
One Congress Plaza	6.1%	128,000	42,666	6/11/2017	6/11/2017
300 West 6th Street	6.0%	127,000	42,333	6/11/2017	6/11/2017
One American Center	6.0%	120,000	40,000	6/11/2017	6/11/2017
San Jacinto Center	6.0%	101,000	33,666	6/11/2017	6/11/2017
San Felipe Plaza	4.8%	110,000	27,500	12/1/2018	12/1/2018
CityWestPlace (Buildings III & IV)	5.0%	94,772	23,693	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.9%	350,000	27,781	7/1/2020	7/1/2020
Subtotal - 2016 and thereafter maturities		1,471,563	423,687
Total		$1,655,138	$558,807
Weighted average interest rate at December 31, 2012	5.8%
Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
The Two Commerce Square mortgage loan is scheduled to mature on May 9, 2013. We have executed a loan application with a lender for an amount of $112.0 million, which is $5.4 million in excess of the outstanding balance. We locked an interest rate at 3.96%. The lender is performing their due diligence. The new loan, which would have a 10-year term, could fund as early as March 9, 2013.

(2)
The Murano loan bears interest at the one-month LIBOR plus 3.75% and matures on December 15, 2013. Repayment of this loan is being made with proceeds from the sales of condominium units. On June 30, 2013, the loan is subject to a maximum balance of $4.3 million. Based on two units that have settled subsequent to December 31, 2012, and four additional units scheduled to settle in February and March, 2013, the loan balance will be reduced to approximately $4.0 million.

(3)
The Campus El Segundo mortgage loan has an October 31, 2013 maturity date with one remaining twelve month extension. The second extension which extended the loan to October 31, 2013 is subject to a $2.5 million principal paydown, which the lender deferred from October 31, 2012 to April 30, 2013. We have guaranteed this loan.

(4)
The Four Points Centre loan bears interest at LIBOR plus 3.50%. As of December 31, 2012, the loan has an unfunded balance of $4.2 million which is available to fund any remaining project costs. The loan has a one-year extension option at our election subject to certain conditions. The option to extend is subject to (1) a loan-to-value ratio and a minimum appraised land ratio of 62.5%, and (2) the adjusted net operating income of the property and improvements as a percentage of the outstanding principal balance must be at least 10.0%. If these requirements are not met, we can pay down the principal balance in an amount sufficient to satisfy these requirements. The debt yield is calculated by dividing the net operating income of the property by the outstanding principal balance of the loan. Through December 31, 2012, the property has generated net operating losses.

Beginning in August, 2014, we are required to pay down the loan balance by $42,000 each month. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee of $12.3 million as of December 31, 2012. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of December 31, 2012. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land, which is immediately adjacent to the office buildings.
Subsequent to December 31, 2012, we sold two land parcels at Four Points Centre, resulting in a $3.7 million paydown of the loan. The remaining collateral of fully entitled unimproved land adjacent to the office buildings is approximately 44.9 acres.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of December 31, 2012:

Debt		Aggregate Principal
Mortgage loans		$281,375
Company share of unconsolidated debt		336,702
Total combined debt		$618,077

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	46,126,481	$249,544
Operating partnership units (2)	12,537,431	67,828
Total common equity	58,663,912	$317,372
Total consolidated market capitalization		$598,747
Total combined market capitalization (3)		$935,449

(1)	Based on the closing price of $5.41 per share of TPGI common stock on December 31, 2012.

(2)	Includes operating partnership units and both vested and unvested incentive units as of December 31, 2012.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43078
515 South Flower Street	Providence, RI 02940-3078
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Bradley H. Carroll	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director